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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Digital River, Inc. and to the incorporation by reference therein of our report dated January 29, 2004, with respect to the consolidated financial statements and schedule of Digital River, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Minneapolis, Minnesota
November 16, 2004

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Consent of Independent Registered Public Accounting Firm